EYETEL IMAGING, INC.
RESTRICTED STOCK AGREEMENT

AGREEMENT (the “Agreement”) made as of the ____ day of _______, 20__, by and between EYETEL IMAGING, INC., a Delaware corporation (the “Company”), and _________________ ( the “Executive”) pursuant to the EyeTel Imaging, Inc. 2007 Long-Term Incentive Plan (the “Plan”).

1.  Restricted Stock Award. The Company has awarded ______ shares of its common stock (the “Shares”) to the Executive subject to the provisions of this Agreement and the Plan. Inconsistencies between this Agreement and the Plan will be governed by the applicable provisions of the Plan. The Executive acknowledges receipt of a copy of the Plan.

2.  Vesting.

(a)  General. Except as otherwise provided, the Shares will become vested (if at all) [upon the _______ anniversary of the date of this Agreement/in accordance with the following vesting schedule/upon attainment of the performance objectives set forth below], provided the Executive remains continuously employed by the Company or a subsidiary of the Company through the applicable vesting date[s].

(b)  Accelerated Vesting. Any outstanding unvested Shares will become vested (1) upon the termination of the Executive’s employment with the Company and its subsidiaries by reason of the Executive’s death or “disability” (as defined below), or (2) immediately prior to the occurrence of a “change in control” (as defined in the Plan), provided that the Executive remains in the continuous employ of the Company or a subsidiary until, or is terminated by the Company or a subsidiary within six months before, such change in control, other than a termination for “cause” (as defined below).

(c)  Definitions.

(i)  The term “disability” means the inability of the Executive to perform the principal duties of the Executive’s employment by reason of a physical or mental illness or injury that is expected to last indefinitely or result in death, as determined by a duly licensed physician selected by the Company. The term “change in control” means a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986.

(ii)  The term “cause” means (1) the Executive’s conviction of or plea of nolo contendre to a felony, (2) the Executive’s willful and repeated failure or refusal to perform the duties and responsibilities of the Executive’s employment or other service with the Company or any subsidiary, (3) the Executive’s embezzlement or commission of an act of fraud against the Company, (4) any other act or failure to act which has a material adverse effect on the ability of the Executive to carry out the duties and responsibilities of the Executive’s employment or other service for the Company or a subsidiary or which has or is reasonably likely to have an adverse effect on the business or assets of the Company or any subsidiary, all as reasonably determined by the Committee.

3.  Termination of Employment or Service. Except as otherwise provided in Section 2 above, in the event of the termination of the Executive’s employment with the Company and its subsidiaries, the Executive’s interest in any unvested Shares then held by the Executive will be immediately forfeited and such Shares will be canceled on the books of the Company.

4.  Restrictions on Transfer. Unvested Shares issued to the Executive under this Agreement may not be sold, assigned, transferred, pledged, hypothecated, encumbered or dispose of in any way, whether by operation of law or otherwise, and may not be subjected to execution, attachment or similar process, and any attempt to do so will be null and void.

5.  Dividends and Voting Rights. If cash dividends are paid by the Company with respect to its common stock, the amount of the dividends payable with respect to unvested Shares covered by this Agreement will be credited to a bookkeeping account in the name of the Executive and will be paid by the Company to the Executive if, as and when the corresponding Shares become vested. If Shares covered by this Agreement are forfeited, then any dividends with respect to such Shares that are credited to the Executive’s account will thereupon be forfeited as well. The Executive will be entitled to exercise voting rights with respect to the unvested Shares held by the Executive under this Agreement.

6.  Issuance of Shares. The Executive is the record owner of the Shares on the Company’s books, subject to the vesting conditions and restrictions set forth in this Agreement. By executing this Agreement, the Executive expressly authorizes the Company to cancel, reacquire, retire or retain, at its election, any unvested Shares if and when they are forfeited in accordance with this Agreement. The Executive will execute and deliver such other documents and take such other actions, if any, as the Company may reasonably request in order to evidence such action with respect to any unvested Shares that are forfeited. If, as and when Shares become vested, then, subject to the satisfaction of applicable withholding and other legal requirements, the vested Shares will no longer be subject to the transfer restrictions contained in this Agreement and the Company’s books will be updated accordingly. For the avoidance of doubt, if the Shares becomes vested as a result of a change in control, the Executive will be entitled to participate in the change in control transaction (if any) with respect to such Shares (less any Shares withheld to satisfy applicable tax withholding) on the same basis and in the same manner as other stockholders of the Company. The Company may place such legends or notations on certificates or its books relating to unvested Shares as it deems appropriate in connection with the proper administration and enforcement of the vesting conditions and transfer restrictions imposed by this Agreement.

7.  Tax Withholding. By executing this Agreement, the Executive authorizes the Company to deduct from any compensation or any other payment of any kind (including withholding the issuance of Shares) due to the Executive the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Shares in whole or in part; provided, however, that the value of the Shares and/or cash withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may condition the issuance of a certificate or other evidence of ownership for vested Shares upon the Executive’s payment of cash to the Company or making other arrangements satisfactory to the Committee for the payment of such withholding obligation.

8.  Capital Changes. In the event of a stock dividend, stock split, spin off or other recapitalization with respect to the outstanding shares of the Company’s common stock, the Company will make such adjustments to the Shares covered by this Agreement as are made to outstanding shares of Company stock that are not covered by this Agreement and any securities or other property issued or distributed by the Company in connection with any such capital change will be subject to the same vesting conditions and transfer restrictions applicable to the Shares in respect of which such property or other securities will have been issued or distributed.

9.  No Service or Other Rights. Nothing contained in the Plan or this Agreement shall confer upon the Executive any right with respect to the continuation of the Executive’s employment or other service with the Company or its subsidiaries or interfere in any way with the right of the Company and its subsidiaries at any time to terminate such employment or other service or to otherwise modify the terms and conditions of the Executive’s employment or other service. Compensation attributable to the award of Shares shall not be taken into account as compensation for purposes of determining the Executive’s benefits or entitlements under any employee pension, savings, group insurance, severance or other benefit plan or arrangement in which the Executive participates, unless and except to the extent otherwise specifically provided by such plan or arrangement.

10.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

11.  Miscellaneous. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified other than by written instrument executed by the parties.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

EYETEL IMAGING, INC.

By:__________________________________
Title:

_____________________________________
Executive